UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: February 14, 2005

NEW HARVEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

000-25824

13-3337553

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(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

c/o HESKETT & HESKETT

501 South Johnstone, Suite 501

Bartlesville, Oklahoma 74003

 (Address of Principal Executive Offices) (Zip Code)

_____________________________________________

(Former Address of Principal Executive Offices (Zip Code)

(918) 336-1773

(Registrant's telephone number, including area code)

_________________________________________________

(Former Name or Former address, if changed since Last Report)

ITEM 7.01

REGULATION FD DISCLOSURE

On February 14, 2005, the Registrant announced that it and certain of its security holders have executed a non-binding Term Sheet with a privately-held company which is a development stage biopharmaceutical company that is focused on the development and commercialization of diagnostics and therapeutics for large populations in inflammatory diseases.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

99.1

News Release issued by the Registrant on February 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW HARVEST CAPITAL CORPORATION

Date:  February 14, 2005

By:

/s/   James Ditanna

James Ditanna, Director, Chairman, President